Exhibit 10.26

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of July 19, 2005, by and between Venture Banking Group, a division of Greater Bay Bank N.A. (“Bank”) and ANDA NETWORKS, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 3, 2004, as amended (the “Agreement”). Borrower and Bank desire to amend certain provisions of the Agreement, all in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Amendments to Agreement. The Agreement is hereby amended as follows:

(a) The following defined terms in Section 1.1 are amended to read as follows:

“Committed Revolving Line” means a credit extension of up to Four Million Dollars ($4,000,000).

“Eligible Foreign Accounts” means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that are: (1) covered by credit insurance in form and amount, and by an insurer satisfactory to Bank less the amount of any deductible(s) which may be or become owing thereon; or (2) supported by one or more letters of credit either advised or negotiated through Bank or in favor of Bank as beneficiary, in an amount and of a tenor, and issued by a financial institution, acceptable to Bank; or (3) that Bank approves on a case-by-case basis. Accounts owing from AllStream, Bell Canada, British Telecom and Telus are approved by Bank as Eligible Foreign Accounts, provided such Accounts otherwise meet the standards of eligibility set forth in the definition of “Eligible Accounts.”

“Revolving Maturity Date” means July 3, 2006.

(b) The following new defined terms are added to Section 1.1 in their proper alphabetical order:

“Committed Nonformula Line” means a credit extension of up to Two Million Dollars ($2,000,000).

“First Amendment Date” means July 19, 2005.

“Nonformula Advance” or “Nonformula Advances” means a loan advance under the Committed Nonformula Line.

“Nonformula Maturity Date” means July 3, 2006.

“Term Facility B Loan” has the meaning set forth in Section 2.1.4.

“Term Facility B Maturity Date” means the third anniversary of the First Amendment Date.

(c) Clause (c) of the defined term “Eligible Accounts” in Section 1.1 is amended to read as follows:

(c) Accounts with respect to an account debtor, including Affiliates, whose total obligations to Borrower exceed thirty percent (30%) of all Accounts, except with respect to MCI Inc. or British Telecom, as to which the percentage shall be one hundred percent (100%), to the extent such obligations exceed the aforementioned percentages, except as approved in writing by Bank;

(d) A new Section 2.1.3 is added to the Agreement, which shall read as follows:

2.1.3 Nonformula Advances.

(a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Nonformula Advances to Borrower in an aggregate outstanding amount not to exceed the Committed Nonformula Line. Each Nonformula Advance shall be in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000).

(b) Interest shall accrue from the date of each Nonformula Advance at the rate specified in Section 2.3(a), and shall be payable monthly on each Payment Date. The principal amount of each Nonformula Advance shall be payable in full on or before the date ninety (90) days from the date each such Nonformula Advance is made; provided, that the aggregate principal amount of the unpaid Nonformula Advances outstanding on the Nonformula Maturity Date, together with accrued interest thereon, shall be due and payable in full on the Nonformula Maturity Date. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.3 may be repaid and reborrowed at any time prior to the Nonformula Maturity Date.

(c) Whenever Borrower desires a Nonformula Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Nonformula Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Nonformula Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Nonformula Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Nonformula Advances made under this Section 2.1.3 to Borrower’s deposit account. Borrower shall deliver to Bank a promissory note in substantially the form of Exhibit C-3.

(d) The Committed Nonformula Line shall terminate on the Nonformula Maturity Date, at which time all unpaid Nonformula Advances under this Section 2.1.3 shall be immediately due and payable.

(e) A new Section 2.1.4 is added to the Agreement, which shall read as follows:

2.1.4 Term Facility B Loan.

(a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make an advance (the “Term Facility B Loan”) to Borrower on or about the First Amendment Date in an aggregate amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000). The proceeds of the Term Facility B Loan shall first be applied to the aggregate outstanding amount of the Term Loan previously made pursuant to Section 2.1.2, as a mandatory prepayment of the Term Loan, until the Term Loan has been repaid in full. The remainder of the proceeds of the Term Facility B Loan shall be used by the Borrower for general corporate purposes.

(b) Interest shall accrue from the date of the Term Facility B Loan at the rate specified in Section 2.3(a), and shall be payable monthly on each Payment Date. The Term Facility B Loan will be payable in thirty-six (36) equal monthly installments of principal, plus accrued interest, beginning on the Payment Date of the month immediately following the date of the Term Facility B Loan, and continuing on the same day of each month thereafter through the Term Facility B Maturity Date, at which time all unpaid amounts in respect of the Term Facility B Loan and any other amounts owing under this Agreement (except as otherwise expressly specified herein) shall be due and payable. Term Facility B Loan principal, to the extent repaid, may not be reborrowed.

(c) Borrower shall deliver to Bank a promissory note in substantially the form of Exhibit C-4.

(f) Section 2.3(a) is amended to read as follows:

(a) Interest Rates.

(i) Advances. Except as set forth in Section 2.3(b), any Advances shall bear interest on the unpaid principal amount thereof at a per annum rate equal to the Prime Rate plus one-half percent (0.50%).

(ii) Term Loan. Except as set forth in Section 2.3(b), the Term Loan shall bear interest on the unpaid principal amount thereof at a per annum rate equal to the Prime Rate plus one and one-half percent (1.50%).

(iii) Nonformula Advances. Except as set forth in Section 2.3(b), any Nonformula Advances shall bear interest on the unpaid principal amount thereof at a per annum rate equal to the Prime Rate plus one percent (1.0%).

(iv) Term Facility B Loan. Except as set forth in Section 2.3(b), the Term Facility B Loan shall bear interest on the unpaid principal amount thereof at a per annum rate equal to the Prime Rate plus one percent (1.0%).

(g) A new Section 2.5(d) is added to the Agreement, which shall read as follows:

(d) Non-Usage Fee. The Borrower agrees to pay to the Bank a non-usage fee on the average daily unused portion of the Committed Nonformula Line from the First Amendment Date until the Nonformula Maturity Date at the rate of one percent (1%) per annum, payable on the last day of each calendar quarter commencing on the first such date occurring after the First Amendment Date, and on the Nonformula Maturity Date.

(h) Clause (b) of Section 6.3 is amended to read as follows:

(b) as soon as available, but in any event within one hundred fifty (150) days after the end of Borrower’s fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified (except as to going concern status) opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank;

(i) The second paragraph of Section 6.3 is amended to read as follows:

Within twenty (20) days after the last day of each month if an Advance is then outstanding, or, if no Advance is outstanding, as a condition precedent to a request for an Advance, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto. Within twenty (20) days after the last day of each month,

Borrower shall deliver to Bank aged listings of accounts receivable and accounts payable, and a backlog report, all in form and detail acceptable to Bank.

(j) Section 6.8 is amended to read as follows:

6.8 Liquidity Ratio.

Borrower shall maintain, as of the last day of each calendar month, a Liquidity Ratio of at least 1.50 to 1.0. “Liquidity Ratio” means, as of any date for which it is tested, the ratio of (a) an amount equal to (i) unrestricted cash and cash equivalents maintained with Bank, plus (ii) net, billed accounts receivable of Borrower, excluding Accounts that the account debtor has failed to pay within ninety (90) days of invoice date, to (b) the aggregate amount of all outstanding Obligations.

(k) Section 6.9 is amended to read as follows:

6.9 Profitability.

Borrower shall achieve a minimum net profit of One Dollar ($1) for each fiscal quarter of the Borrower commencing with the quarter ending September 30, 2005.

(1) Section 6.10 is deleted and reserved.

(m) Exhibit C-l is deleted and replaced with Exhibit C-l attached hereto.

(n) Exhibit C-3 shall be in the form of Exhibit C-3 attached hereto.

(o) Exhibit C-4 shall be in the form of Exhibit C-4 attached hereto.

(p) Exhibit D is deleted and replaced with Exhibit D attached hereto.

(q) Exhibit E is deleted and replaced with Exhibit E attached hereto.

2. Conditions Precedent to Effectiveness. This Amendment shall become effective only upon:

(a) receipt by the Bank of the following (each of which shall be in form and substance satisfactory to Bank):

(i) counterparts of this Amendment duly executed on behalf of the Borrower and the Bank;

(ii) copies of resolutions of the Board of Directors or other authorizing documents of Borrower, authorizing the execution and delivery of this Amendment;

(iii) an amended and restated promissory note evidencing the amounts owing under Section 2.1.1 of the Agreement;

(iv) promissory notes evidencing the amounts owing under Sections 2.1.3 and 2.1.4 of the Agreement;

(v) insurance certificate;

(b) Bank shall have received a loan facility fee in the amount of Twenty-Eight Thousand Dollars ($28,000), plus an amount equal to all Bank Expenses incurred in connection with this Amendment (not to exceed $5,000 without Borrower’s approval); and

(c) completion of such other matters and delivery of such other agreements, documents and certificates as Bank may reasonably request.

3. Representation and Warranties. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

4. MISCELLANEOUS.

(a) Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder.

(b) Entire Agreement. This Amendment and the Loan Documents contain the entire agreement of the parties hereto and supersede any other oral or written agreements or understandings.

(c) Course of Dealing; Waivers. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

(d) Legal Effect. Except as amended by this Amendment, the Loan Documents remain in full force and effect. If any provision of this Amendment conflicts with applicable law, such provision shall be deemed severed from this Amendment, and the balance of this Amendment shall remain in full force and effect. Unless otherwise defined, all capitalized terms in this Amendment shall have the meaning set forth in the Agreement.

(e) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ANDA NETWORKS, INC.

By
Title	Charles Kenmore, President

VENTURE BANKING GROUP, A DIVISION OF GREATER BAY BANK N.A.

By
Title	Vice President

EXHIBIT C-l

REVOLVING PROMISSORY NOTE

$4,000,000	Palo Alto, California
Date: July 19, 2005

ANDA NETWORKS, INC. (“Borrower”), for value received, hereby promises to pay to the order of Venture Banking Group, a division of Greater Bay Bank N.A. (“Bank”), in lawful money of the United States of America, pursuant to that certain Loan and Security Agreement dated as of September 3, 2004, by and between Borrower and Bank, as amended from time to time (the “Loan Agreement”), (i) the principal amount of $4,000,000 or, if lesser, (ii) the principal amount of all Advances outstanding as of the Revolving Maturity Date. All unpaid amounts of principal and interest shall be due and payable in full on the Revolving Maturity Date.

This Note is referred to in the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. This Note shall amend and restate in its entirety that certain Revolving Promissory Note dated as of September 3, 2004 executed by Borrower in favor of Bank in the original principal amount of $2,500,000.

Borrower further promises to pay interest on each Advance hereunder in like funds on the principal amount hereof from time to time outstanding from the date hereof until paid in full, at a rate or rates per annum and payable on the dates determined pursuant to the Loan Agreement.

Payment on this Note shall be applied in the manner set forth in the Loan Agreement. The Loan Agreement contains provisions for acceleration of the maturity of Advances hereunder upon the occurrence of certain stated events and also provides for optional and mandatory prepayments of principal hereof prior to any stated maturity upon the terms and conditions therein specified.

All Advances made by Bank to Borrower pursuant to the Loan Agreement shall be recorded by Bank on the books and records of Bank. The failure of Bank to record any Advance or any prepayment or payment made on account of the principal balance hereof shall not limit or otherwise affect the obligation of Borrower under this Note and under the Loan Agreement to pay the principal, interest and other amounts due and payable under the Advances.

Any principal or interest payments on this Note not paid when due, whether at stated maturity, by acceleration or otherwise, shall, at the option of Bank, bear interest at the Default Rate.

During the continuance of an Event of Default under the Loan Agreement, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Bank, be immediately collectible by or on behalf of Bank pursuant to the Loan Agreement and applicable law.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including reasonable attorneys’ fees, costs and expenses. The right to plead any and all statutes of limitations as a defense to any demand hereunder is hereby waived to the full extent permitted by law.

The amount of this Note is secured by the Collateral identified and described as security therefor in the Loan Agreement.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of the laws of any other jurisdiction.

The provisions of this Note shall inure to the benefit of and be binding upon any successor to Borrower and shall extend to any holder hereof.

ANDA NETWORKS, INC.

By:

Print Name:

Title:

EXHIBIT C-3

PROMISSORY NOTE

$2,000,000	Palo Alto, California
Date: July 19, 2005

ANDA NETWORKS, INC. (“Borrower”), for value received, hereby promises to pay to the order of Venture Banking Group, a division of Greater Bay Bank N.A. (“Bank”), in lawful money of the United States of America, pursuant to that certain Loan and Security Agreement dated as of September 3, 2004, by and between Borrower and Bank, as amended from time to time (the “Loan Agreement”), (i) the principal amount of $2,000,000 or, if lesser, (ii) the principal amount of all Nonformula Advances outstanding as of the Nonformula Maturity Date. All unpaid amounts of principal and interest shall be due and payable in full on the Nonformula Maturity Date.

This Note is referred to in the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

Borrower further promises to pay interest on the principal outstanding hereunder in like funds from the date hereof until paid in full, at a rate or rates per annum and payable on the dates determined pursuant to the Loan Agreement.

Payment on this Note shall be applied in the manner set forth in the Loan Agreement. The Loan Agreement contains provisions for acceleration of the maturity of principal hereunder upon the occurrence of certain stated events and also provides for optional and mandatory prepayments of principal hereof prior to any stated maturity upon the terms and conditions therein specified.

All Nonformula Advances made by Bank to Borrower pursuant to the Loan Agreement shall be recorded by Bank on the books and records of Bank. The failure of Bank to record any prepayment or payment made on account of the principal balance hereof shall not limit or otherwise affect the obligation of Borrower under this Note and under the Loan Agreement to pay the principal, interest and other amounts due and payable under the Nonformula Advances.

Any principal or interest payments on this Note not paid when due, whether at stated maturity, by acceleration or otherwise, shall, at the option of Bank, bear interest at the Default Rate.

During the continuance of an Event of Default under the Loan Agreement, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Bank, be immediately collectible by or on behalf of Bank pursuant to the Loan Agreement and applicable law.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including reasonable attorneys’ fees, costs and expenses. The right to plead any and all statutes of limitations as a defense to any demand hereunder is hereby waived to the full extent permitted by law.

The amount of this Note is secured by the Collateral identified and described as security therefor in the Loan Agreement.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of the laws of any other jurisdiction.

The provisions of this Note shall inure to the benefit of and be binding upon any successor to Borrower and shall extend to any holder hereof.

ANDA NETWORKS, INC.

By:

Print Name:

Title:

EXHIBIT C-4

TERM PROMISSORY NOTE

$2,500,000	Palo Alto, California
Date: July 19, 2005

ANDA NETWORKS, INC. (“Borrower”), for value received, hereby promises to pay to the order of Venture Banking Group, a division of Greater Bay Bank N.A, (“Bank”), in lawful money of the United States of America, pursuant to that certain Loan and Security Agreement dated as of September 3, 2004, by and between Borrower and Bank, as amended from time to time (the “Loan Agreement”), (i) the principal amount of $2,500,000 or, if lesser, (ii) the principal amount of the Term Facility B Loan outstanding as of the Term Facility B Maturity Date. All unpaid amounts of principal and interest shall be due and payable in full on the Term Facility B Maturity Date.

This Note is referred to in the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

Borrower further promises to pay interest on the principal outstanding hereunder in like funds from the date hereof until paid in full, at a rate or rates per annum and payable on the dates determined pursuant to the Loan Agreement.

Payment on this Note shall be applied in the manner set forth in the Loan Agreement, The Loan Agreement contains provisions for acceleration of the maturity of principal hereunder upon the occurrence of certain stated events and also provides for optional and mandatory prepayments of principal hereof prior to any stated maturity upon the terms and conditions therein specified.

The Term Facility B Loan made by Bank to Borrower pursuant to the Loan Agreement shall be recorded by Bank on the books and records of Bank. The failure of Bank to record any prepayment or payment made on account of the principal balance hereof shall not limit or otherwise affect the obligation of Borrower under this Note and under the Loan Agreement to pay the principal, interest and other amounts due and payable under the Term Facility B Loan.

Any principal or interest payments on this Note not paid when due, whether at stated maturity, by acceleration or otherwise, shall, at the option of Bank, bear interest at the Default Rate.

During the continuance of an Event of Default under the Loan Agreement, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Bank, be immediately collectible by or on behalf of Bank pursuant to the Loan Agreement and applicable law.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including reasonable attorneys’ fees, costs and expenses. The right to plead any and all statutes of limitations as a defense to any demand hereunder is hereby waived to the full extent permitted by law.

The amount of this Note is secured by the Collateral identified and described as security therefor in the Loan Agreement.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of the laws of any other jurisdiction.

The provisions of this Note shall inure to the benefit of and be binding upon any successor to Borrower and shall extend to any holder hereof.

ANDA NETWORKS, INC.

By:

Print Name:

Title:

EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower: ANDA Networks, Inc.	Lender: Venture Banking Group, a division of Greater Bay Bank N.A,

Commitment Amount: $4,000,000

ACCOUNTS RECEIVABLE
1. Accounts Receivable Book Value as of		$
2. Additions (please explain on reverse)		$
3. TOTAL ACCOUNTS RECEIVABLE		$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4. Amounts over 90 days due	$
5. Balance of 20% over 90 day accounts	$
6. Concentration Limits	$
7. Foreign Accounts (other than Eligible Foreign Accounts)	$
8. Governmental Accounts	$
9. Contra Accounts (accounts payable, customer deposits, credit accounts, etc.)	$
10. Demo Accounts	$
11. Intercompany/Employee Accounts	$
12. Other (please explain on reverse)	$
13. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$
14. Eligible Accounts (#3 minus #13)		$
15. LOAN VALUE OF ACCOUNTS (80% of #14)		$

BALANCES
16. Maximum Loan Amount		$
17. Total Funds Available [Lesser of #16 or #15]		$
18. Present balance owing on Line of Credit		$
19. Outstanding under Sublimits		$
20. RESERVE POSITION (#17 minus #18 and #19)		$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Venture Banking Group, a division of Greater Bay Bank N.A.

COMMENTS

ANDA NETWORKS, INC.

By:
Authorized Signer

EXHIBIT E

COMPLIANCE CERTIFICATE

TO:	VENTURE BANKING GROUP, A DIVISION OF GREATER BAY BANK N.A.

FROM:	ANDA NETWORKS, INC.

The undersigned authorized officer of ANDA NETWORKS, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required			Complies
Monthly financial statements	Monthly within 30 days		Yes	No
Annual (CPA Audited)	FYE within 150 days		Yes	No
1O-Q, 10-K and 8-K	Within 5 days after filing with SEC		Yes	No
Borrowing Base Certificate	Monthly within 20 days (if an Advance is outstanding)		Yes	No
A/R & A/P Agings & Backlog report	Monthly within 20 days		Yes	No
A/R Audit	Annual		Yes	No

Financial Covenant	Required	Actual		Complies
Maintain on a monthly basis (unless otherwise noted):
Minimum Liquidity Ratio[1]	1.50:1.0	:1.0	Yes	No
Profitability (Quarterly)[2]	$1	$

[1]

“Liquidity Ratio” means, as of any date for which it is tested, the ratio of (a) an amount equal to (i) unrestricted cash and cash equivalents maintained with Bank, plus (ii) net, billed accounts receivable of Borrower, excluding Accounts that the account debtor has failed to pay within ninety (90) days of invoice date, to (b) the aggregate amount of all outstanding Obligations.

[2]	Borrower shall achieve a minimum net profit of One Dollar ($1) for each fiscal quarter of the Borrower commencing with the quarter ending September 30, 2005.

Comments Regarding Exceptions: See Attached.

BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE

	Compliance Status	Yes No
DATE